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                                                                    EXHIBIT 22.1

                              PRESENT SUBSIDIARIES

                                                                                        PERCENTAGE
                                                                 STATE OR               OF VOTING
                                                              JURISDICTION OF           SECURITIES
                                                               INCORPORATION              OWNED
                                                           ---------------------        ----------
Teradyne BeneLux, Inc (Ltd.)............................   Delaware                         100%
Teradyne Canada Limited.................................   Canada                           100%
Teradyne GmbH...........................................   West Germany                     100%
Teradyne Holdings Limited...............................   England                          100%
     Teradyne Limited...................................   England                          100%
Teradyne Hong Kong, Ltd.................................   Delaware                         100%
Teradyne International, Ltd.............................   U.S. Virgin Islands              100%
Teradyne Ireland Limited................................   Ireland                          100%
Teradyne Italia S.r.l...................................   Italy                            100%
Teradyne Japan, Ltd.....................................   Delaware                         100%
     Teradyne K.K.......................................   Japan                            100%
Teradyne Korea, Ltd.....................................   Delaware                         100%
Teradyne Leasing, Inc...................................   Massachusetts                    100%
Teradyne Malaysia, Ltd..................................   Delaware                         100%
Teradyne Netherlands B.V................................   Netherlands                      100%
Teradyne Netherlands, Ltd...............................   Delaware                         100%
Teradyne Realty, Inc....................................   Massachusetts                    100%
Teradyne S.A............................................   France                           100%
Teradyne Scandinavia, Inc...............................   Delaware                         100%
Teradyne Software and Systems Test, Inc.................   Delaware                         100%
Teradyne Singapore, Ltd.................................   Delaware                         100%
Teradyne Taiwan, Ltd....................................   Delaware                         100%
Zehntel Holdings, Inc...................................   California                       100%
     Zehntel, SARL......................................   France                           100%
1000 Washington, Inc....................................   Massachusetts                    100%

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